UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2005

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2005, our Management Development and Compensation Committee (the “Committee”), pursuant to specific authority delegated to it by the Board of Directors (the “Board”), adopted the Genworth Financial, Inc. 2005 Change of Control Plan (the “Plan”) to offer severance benefits to a selected group of key executives, including executive officers, in the event that their employment is terminated in connection with a change of control of our company. The Committee and the Board adopted the Plan as part of their ongoing review of our compensation and benefit programs, recognizing the importance of (1) reducing the risk that the fear of job loss will influence executives considering strategic opportunities that may include a change of control of our company, and (2) avoiding distractions that may result from potential, rumored or actual changes of control. The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as an exhibit to this report.

The Plan includes two tiers of benefits that apply to executives who are designated by a committee of the Board. Tier I benefits initially apply to our President and Chief Executive Officer, and several of his direct reports. Tier II benefits initially apply to selected other executives. At the time of adoption of the Plan, there are a total of 21 executives designated by the Committee for participation in the Plan, including all of our executive officers.

Benefits under the Plan are paid only upon the occurrence of two clearly defined events. First, a change of control must have occurred. A change in control generally includes the following events:

•	any person or entity becomes the beneficial owner of more than 20% of our then outstanding voting securities (excluding an acquisition by General Electric Company or its affiliates);

•	a majority of our current directors or their approved successors cease to constitute a majority of the Board;

•	the occurrence of a reorganization, merger, or consolidation to which we are a party, or a sale or other disposition of all or substantially all of our assets, unless (a) the beneficial owners of our voting securities prior to such transaction are the beneficial owners of more than 50% of the voting power of the combined company, (b) no person (excluding any successor entity) beneficially owns 20% or more of the voting power of the combined company, except to the extent that such ownership existed prior to such transaction, and (c) at least a majority of the combined company’s directors were our directors or their approved successors; or

•	stockholder approval of a liquidation or dissolution of our company.

Second, in order to be eligible for benefits under the Plan, the designated executive’s employment must either be terminated without cause (and not as a result of death or permanent disability), or by the designated executive for “good reason,” in each case within three years from the date of a change of control. The executive would have “good reason” to terminate his or her employment because of (1) a reduction in compensation (including base salary and bonus), and/or failure to timely pay compensation when due, except for an across-the-board reduction of less than 15%, (2) a substantial reduction in benefits, except for an across-the-board reduction, (3) a relocation of his or her principal business location to an area outside a 100-mile radius of its current location, or (4) with respect to Tier I executives only, a significant and material diminution in his or her duties or responsibilities. We refer to any of these employment terminations as a “Qualified Termination.”

Upon the occurrence of a Qualified Termination, a participating executive will receive the following severance benefits:

•	Cash payment. We will pay a Tier I executive 200% of the sum of his or her base salary and a targeted annual incentive payment. We will pay a Tier II executive 150% of the sum of his or her base salary and a targeted annual incentive payment.

•	Short-term incentive award. We will pay the participating executive a pro-rated bonus earned for the portion of the year worked in which termination occurs. We will base the amount of this pro-rated bonus on the executive’s targeted annual incentive payment, pro rated for the number of days in the year prior to the Qualified Termination.

•	Long-term performance award. We will pay the participating executive a pro rated portion of his or her earned long-term performance incentive award. We will base the amount on the compensation payable at the target level, pro rated for the number of days in the year prior to the Qualified Termination.

•	Equity-based incentive awards. All outstanding stock options and other equity-based awards will become immediately vested, and all restrictions on shares subject to awards will lapse, except for the portion of any award of restricted stock units that vest upon retirement.

•	Retirement provisions. The participating executive will be fully and immediately vested in any funded or unfunded or nonqualified pension or deferred compensation plans in which he or she participates, with payment being made in accordance with the terms of such plans.

•	Health and welfare benefits. We will provide health and welfare benefit coverage for 24 months (in the case of a Tier I executive) or 18 months (in the case of a Tier II executive).

•	Excise tax gross-up. Section 4999 of the Internal Revenue Code imposes an excise tax on individuals who receive compensation in connection with a change of control that exceeds certain specified limits (the “IRS Limit”). If the total severance payments to an executive under the Plan exceed 110% of the IRS Limit, we will pay that executive an additional amount such that the net amount after deduction of the excise tax will equal the total payments that the executive would have been entitled to receive absent the excise tax. Total severance benefits will be capped at the IRS Limit if they do not exceed 110% of the IRS Limit.

•	Fees and expenses. We will reimburse a participating executive for all costs and expenses, including reasonable legal fees, incurred in seeking to enforce any right or benefit provided by the Plan, provided that the participant is successful on at least one element of his or her claim.

In addition, upon a Qualified Termination, if a participating executive elects to enter into a non-competition agreement for 18 months, then he or she will be entitled to receive the following enhanced benefits, in addition to the benefits described above:

•	Cash payment. Upon the expiration and successful completion of the non-competition agreement, a Tier I executive will receive an additional payment equal to 100% of the sum of his or her base salary and a targeted annual incentive payment. A Tier II executive will receive an additional payment equal to 50% of the sum of his or her base salary and a targeted annual incentive payment.

•	Equity-based incentive awards. The restrictions on an award of restricted stock units that vest upon retirement shall immediately lapse.

•	Health and welfare benefits. Health and welfare benefit coverage will be extended to 36 months (in the case of a Tier I executive) or 24 months (in the case of a Tier II executive).

To receive any severance benefits under the Plan, a participant must execute a general release of claims against the company and agree to certain restrictive covenants, including restrictions on the use of confidential information and restrictions on the solicitation of customers and employees for 18 months following a Qualified Termination.

The Plan became effective February 2, 2005. It is attached as Exhibit 10.60 to this report and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.60	Genworth Financial, Inc. 2005 Change of Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: February 7, 2005	By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President –
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
10.60	Genworth Financial, Inc. 2005 Change of Control Plan